Exhibit 1.1
15,000,000 Shares of Common Stock
(Par Value $0.01 Per Share)
BioMed Realty Trust, Inc.
(a Maryland Corporation)
Underwriting Agreement
September 23, 2010
WELLS FARGO SECURITIES, LLC
RAYMOND JAMES & ASSOCIATES, INC.
MORGAN STANLEY & CO. INCORPORATED
UBS SECURITIES LLC
As Representatives of the Several Underwriters listed on Schedule I hereto
c/o Wells Fargo Securities, LLC
375 Park Ave
New York, New York 10152
Ladies and Gentlemen:
     BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), and BioMed Realty, L.P., a Maryland limited partnership (the “Operating Partnership” and together with the Company, the “Transaction Entities”), each confirms its agreement with Wells Fargo Securities, LLC (“Wells Fargo Securities”), Raymond James & Associates, Inc. (“Raymond James”), Morgan Stanley & Co. Incorporated (“Morgan Stanley”), UBS Securities LLC (“UBS”) and each of the other underwriters named in Schedule I hereto (the “Underwriters”) for whom Wells Fargo Securities, Raymond James, Morgan Stanley and UBS are acting as representatives (the “Representatives”) with respect to the issuance and sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 15,000,000 shares (the “Firm Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of an option to purchase an aggregate of not more than 2,250,000 additional shares of Common Stock (the “Optional Securities”), subject to the terms and conditions set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.” This agreement by and among the Company, the Operating Partnership and the Underwriters shall be referred to as this “Agreement.”
     The Company will contribute the net proceeds from each sale of the Offered Securities to the Operating Partnership and, in exchange therefor, at the Closing Date (as defined herein) of each such sale, the Operating Partnership will issue to the Company units of limited partnership interest in the Operating Partnership (“OP Units”).
     The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement on Form S-3 (No. 333-161751), including the related base prospectus, covering the registration of the Offered Securities under the Securities Act of 1933, as amended (the “Act”). Such registration statement became effective upon filing pursuant to Rule 462(e) of the rules and regulations of the Commission under the Act (the “Securities Act Regulations”) on September 4, 2009. Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus supplement in accordance with the provisions of Rule 430B of the Securities Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Securities Act Regulations. Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Offered Securities that omitted Rule 430B Information is hereinafter collectively called a “preliminary prospectus.”
     Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated by reference thereto pursuant to Item 12 of Form S-3 under the Act at such time and the documents otherwise deemed to be a part thereof or included therein by the Securities Act Regulations, and the Rule 430B Information is herein called the “Registration Statement.” The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.” The base prospectus and the final prospectus supplement in the form first furnished (electronically or otherwise) to the Underwriters for use in connection with the offering of the Offered Securities (whether to meet the requests of purchasers pursuant to Rule 173 under the Act or otherwise), including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act at the time of execution of this Agreement, is herein called the “Prospectus.” The Commission has not issued any order preventing or suspending the use of any preliminary prospectus.
     For purposes of this Agreement (other than in connection with any opinion given by counsel in Section 5 hereof, which hereby expressly excludes any copy filed via Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”)), all references to the “Original Registration Statement,” “Registration Statement,” the “Prospectus,” any “preliminary prospectus,” or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.
     All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which is incorporated by reference in or otherwise deemed by Securities Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

1. Representations and Warranties of the Transaction Entities. Each of the Transaction Entities, jointly and severally, represents and warrants to, and agrees with, the several Underwriters as of the date hereof, the Applicable Time referred to in Section 1.A hereof, and as of each respective Closing Date referred to in Section 2 hereof, that:
     A. Status as a Well-Known Seasoned Issuer; Registration Statement Effective; Conform to Act; No Misleading Statements; Conformity with EDGAR filings.
     1. (A) At the time of filing the Original Registration Statement, (B) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”) and (C) at the date hereof, the Company (x) was and is a “well-known seasoned issuer” as defined in Rule 405 of the Securities Act Regulations (“Rule 405”) and (y) was not and is not an “ineligible issuer,” as defined in Rule 405. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Offered Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”. The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.
     At the time of filing the Original Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act Regulations) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405.
     2. The Original Registration Statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”) on September 4, 2009, and any post-effective amendment thereto also became effective upon filing under Rule 462(e).
     Any offer that is a written communication relating to the Offered Securities made prior to the filing of the Original Registration Statement by the Company or any person acting on its behalf (within the meaning, for this paragraph only, of Rule 163(c) of the Securities Act Regulations) has been filed with the Commission in accordance with the exemption provided by Rule 163 and otherwise complied with the requirements of Rule 163, including without limitation the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Act provided by Rule 163.
     At the respective times the Original Registration Statement, any Registration Statement and any amendment thereto became effective, at the deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations, at the date of this Agreement and at each relevant Closing Date, the Registration Statement and any amendments or supplements thereto complied and will comply, in all material respects with the requirements of the Act and the Securities Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any further amendments or supplements thereto, at the time the Prospectus or such amendment or supplement was issued, at the date hereof, at the time of filing pursuant to Rule 424(b) and at each relevant Closing Date, complied and will comply, in all material respects with the requirements of the Act and the Securities Act Regulations and did not, and any amendment thereto will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each preliminary prospectus and the prospectus filed as part of the Original Registration Statement as originally filed or as part of any amendment or supplement thereto or filed pursuant to Rule 424 of the Securities Act Regulations, complied when so filed in all material respects with the Act and the Securities Act Regulations. The conditions for the use of Form S-3, as set forth in the General Instructions thereto, are satisfied, and the Registration Statement meets, and the offering and sale of the Offered Securities as contemplated hereby complies with, the requirements of Rule 415 of the Securities Act Regulations;
     3. As of the Applicable Time (as defined below) and each Closing Date, neither (x) the Issuer General Use Free Writing Prospectus(es) (as defined below) identified on Schedule IV hereto, the Statutory Prospectus (as defined below) and the information to be conveyed orally by the underwriters to purchasers of the Offered Securities at the Applicable Time as set forth in Schedule V hereto, all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means 8:30 a.m. (Eastern time) on September 23, 2010 or such other time as agreed by the Company and the Representatives.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), relating to the Offered Securities that (i) is required to be filed with the Commission by the Company, (ii) is a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) because it contains a description of the Offered Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).
     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors.

     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Statutory Prospectus” as of any time means the base prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and the preliminary prospectus supplement relating to the Offered Securities immediately prior to such time.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the issuer notified or notifies the Representatives as described in Section 4.C, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in Section 1.A(2) and (3) of this Agreement shall not apply to statements in or omissions from the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.
     4. Each Prospectus and preliminary prospectus delivered to the Underwriters and used in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.
     B. No Stop Order. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction. No order preventing or suspending the use of the Prospectus has been issued, and no proceeding for that purpose has been instituted or, to the knowledge of either of the Transaction Entities, threatened by the Commission or by the state securities authority of any jurisdiction.
     C. Incorporated Documents. Each document incorporated or deemed to be incorporated by reference in the Prospectus, the Registration Statement or the General Disclosure Package (the “Incorporated Documents”), when such Incorporated Document was filed with the Commission, complied in all material respects with the requirements of the Act and the Securities Act Regulations or the Exchange Act and the rules and regulations of the Commission thereunder (the “Exchange Act Regulations”), as applicable, in effect at the time of the filing, and, when read together with the other information in the Prospectus, (i) at the time the Original Registration Statement became effective, (ii) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of Offered Securities in this offering, and (iii) at each Closing Date, each such Incorporated Document did not or will not, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
     D. Company Formation; Good Standing; Qualification. The Company has been duly formed and is validly existing as a corporation in good standing under the laws of the state of Maryland, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and as general partner of the Operating Partnership to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under this Agreement, and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, earnings, properties, assets, results of operations or prospects of the Transaction Entities and the Subsidiaries (as defined below) taken as a whole, whether or not in the ordinary course (“Material Adverse Effect”).
     E. Operating Partnership Formation; Good Standing; Qualification; Interests in Operating Partnership. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the state of Maryland, is duly qualified to do business and is in good standing as a foreign limited partnership in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect, and has all power and authority necessary to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Company is the sole general partner of the Operating Partnership and holds the number and/or percentage of OP Units as disclosed in or incorporated by reference in the Prospectus, as of the dates set forth therein, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”). The Fourth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended (the “Operating Partnership Agreement”) is in full force and effect. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in or incorporated by reference in the Prospectus, as of the dates set forth therein; provided, that to the extent any portion of the over-allotment option described in Section 2 hereof is exercised at any Optional Closing Date, the percentage interest of the Company and of such limited partners in the Operating Partnership will be adjusted accordingly.
     F. Subsidiary Formation; Good Standing; Qualification; Liens; Pre-Emptive Rights. Each direct or indirect subsidiary of the Company and of the Operating Partnership, all of which are listed on Schedule II hereto (each, a “Subsidiary” and together the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership, limited liability company or common law trust, as the case may be, in good standing under the laws of the jurisdiction of its organization, with power and authority (corporate and other) to own its assets and conduct its business as described in the Prospectus and to enter into and to perform its obligations under this Agreement; and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as the case may be, in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; all of its issued and outstanding capital stock or other ownership interests have been duly authorized and validly issued and are fully paid and non-assessable; and all outstanding shares of its capital stock or other ownership interests are owned by the Company or the Operating Partnership, directly or through the Subsidiaries, free and clear of any Liens, except as described in the Prospectus or where such Liens would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the equity interests of any Subsidiary were issued in violation of the preemptive or other similar rights of any securityholder of such Subsidiary. There are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of any Subsidiary, except as set forth in the organizational documents of such Subsidiary.
     G. Capital of the Company; Options; No Preemptive Rights. The authorized, issued and outstanding capital stock of the Company is in all material respects as set forth in the Prospectus in the column entitled “Historical Consolidated,” including the footnotes thereto, under the caption “Capitalization.” None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. Further, (i) except for shares of Common Stock reserved for issuance (A) upon exchange or redemption of the OP Units or long term incentive plan units of the Operating Partnership (the “LTIP Units”), (B) in connection with the existing BioMed Realty Trust, Inc. and BioMed Realty, L.P. 2004 Incentive Award Plan, as amended and restated effective May 27, 2009 (the “Equity Incentive Plan”), (C) upon exchange of the Operating Partnership’s 4.50% Exchangeable Senior Notes due 2026 (the “2026 Exchangeable Notes”), (D) upon exchange of the Operating Partnership’s 3.75% Exchangeable Senior Notes due 2030 (the “2030 Exchangeable Notes,” and together with the 2026 Exchangeable Notes, the “Exchangeable Notes”), or (E) in connection with the equity distribution agreements entered into by the Company and the Operating Partnership on September 4, 2009 permitting sales through certain sales agents and/or principals from time to time of shares of Common Stock with an aggregate offering price of up to $120 million, all as disclosed in the Prospectus, no shares of Common Stock are reserved for any purpose; (ii) except for the OP Units, LTIP Units and the Exchangeable Notes as disclosed in the Prospectus, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock; and (iii) except for the Exchangeable Notes disclosed in the Prospectus and in connection with our investment in one of our joint ventures, pursuant to which the joint venture party has the right to require the Operating Partnership to issue OP Units in connection with a put call option, which represents less than 1% of the Company’s currently outstanding Common Stock, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock or any other securities of the Company or of the Operating Partnership.
     H. Authorization of Issuance of Offered Securities; Conformity with Applicable Laws. The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and non-assessable, have been, or will be, offered and sold in compliance with all applicable federal and state securities laws and will conform in all material respects to the description thereof contained in the Prospectus. Upon payment of the purchase price and delivery of the Offered Securities in accordance herewith, the Underwriters will receive good valid and marketable title to the Offered Securities, free and clear of all Liens. The form of the certificates to be used to evidence the Offered Securities will be in substantially the form filed or incorporated by reference as an exhibit to the Registration Statement, is in due and proper form and complies with all applicable legal requirements, the requirements of the charter and bylaws of the Company and the requirements of the New York Stock Exchange, Inc. (the “NYSE”).
     I. Authorization of Issuance of OP Units; Conformity with Applicable Laws; No Preemptive Rights. The issued and outstanding OP Units and Series A preferred units of limited partnership interest in the Operating Partnership (the “Series A Units”) have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued, fully paid and non-assessable, have been offered and sold or exchanged by the Operating Partnership in compliance with applicable laws and conform in all material respects to the description thereof contained in the Prospectus. The OP Units to be issued to the Company in connection with the offering contemplated by this Agreement have been duly authorized for issuance by the Operating Partnership and, when issued and delivered by the Operating Partnership to the Company in connection with the contribution of the net proceeds of the offering, will be validly issued, fully paid and non-assessable. The OP Units will be exempt from registration or qualification under the Act and applicable state securities laws. None of the OP Units will be subject to or issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership.
     J. No Other Brokerage Fees. Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities, any Subsidiary and any person that would give rise to a valid claim against the Transaction Entities, any Subsidiary, or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.
     K. No Registration Rights. Except for (i) the Registration Rights Agreements entered into in connection with the Company’s initial public offering by and among the Company, the Operating Partnership and the holders of OP Units party thereto dated as of August 13, 2004, as amended (the “Unitholder Registration Rights Agreements”), (ii) the Registration Rights Agreement entered into in connection with the issuance of the 2026 Exchangeable Notes by and among the Company and the initial purchasers of the 2026 Exchangeable Notes dated as of September 25, 2006, the Registration Rights Agreement entered into in connection with the issuance of the 2030 Exchangeable Notes by and among the Company and the initial purchasers of the 2030 Exchangeable Notes dated as of January 11, 2010 and the Registration Rights Agreement entered into in connection with the issuance of the 6.125% Senior Notes due 2020 dated as of April 29, 2010 (collectively, the “Notes Registration Rights Agreements”) and (iii) the Registration Rights Agreement entered into in connection with the formation of BMR-PR II LLC by and between the Company and the Prudential Insurance Company of America dated as of April 4, 2007 (the “JV Registration Rights Agreement”), there are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to file a registration statement under the Act with respect to any securities of the Transaction Entities owned or to be owned by such person. There are no contracts, agreements or understandings between the Transaction Entities and any person granting such person the right to require the Transaction Entities to include such securities in the securities registered pursuant to the Registration Statement.
     L. No Violations or Defaults. None of the Transaction Entities nor the Subsidiaries, (i) is in violation of its charter or by-laws or other similar organizational documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease (under which such Transaction Entity or a Subsidiary is landlord or otherwise), ground lease or air space lease (under which such Transaction Entity or a Subsidiary is tenant), development agreement, reciprocal easement agreement, deed restriction, hotel management agreement, parking management agreements, or other agreement or instrument to which it is a party or by which it or any of them is a party or may be bound, or to which any of the Properties (as hereinafter defined) or any of the property or assets of such Transaction Entity or Subsidiary is subject (collectively, “Agreements or Instruments”), or (iii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which it or the Properties or any of its other properties or assets may be subject, except for such defaults or violations that would not have, individually or in the aggregate, a Material Adverse Effect.
     M. No Consents Required. No consent, approval, authorization, or order of, or filing or registration with, any governmental agency or body or any court or any third party is required for the consummation of the transactions contemplated by this Agreement, except as have been obtained or made under the Act and as may be required under state securities laws or the rules of The Financial Industry Regulatory Authority (“FINRA”) or that the absence of which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     N. Non-Contravention. Except as disclosed in the Prospectus, the execution, delivery and performance of this Agreement by the Transaction Entities and the consummation of the transactions contemplated hereby (including the issuance and sale of the Offered Securities and the use of the proceeds from the sale of the Offered Securities as described in the Prospectus under “Use of Proceeds”) do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien upon any property or assets of the Transaction Entities or any Subsidiary pursuant to, (i) any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Transaction Entities or any of the Subsidiaries or any of their properties, assets or business currently owned by them; (ii) any term, condition or provision of any Agreements or Instruments; or (iii) the charters, by-laws or other organizational documents, as applicable, of the Transaction Entities or any of the Subsidiaries, except for such conflicts, breaches, violations or defaults that (with respect to subclauses (i) and (ii) above) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, the Operating Partnership or any Subsidiary.
     O. Validity and Sufficiency of Agreements. This Agreement has been duly and validly authorized, executed and delivered by each of the Transaction Entities party thereto and, to the knowledge of the Transaction Entities, the Lock-Up Agreements have been duly and validly authorized, executed and delivered by each other party thereto, and the Operating Partnership Agreement is a valid and binding agreement of each of the Transaction Entities that are parties thereto, enforceable against such Transaction Entity (and, to the knowledge of the Transaction Entities, against each other party thereto with respect to the Lock-Up Agreements) in accordance with its terms, except (i) to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws now or hereafter in effect relating to or affecting creditors’ rights; (ii) as limited by the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which any proceeding therefore may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the unenforceability of any provision requiring the payment of attorney’s fees, except to the extent that a court determines such fees to be reasonable. For purposes of this Agreement, “Lock-Up Agreements” shall mean at the First Closing Date, the lock-up agreements in the form attached hereto as Exhibit A by each of the persons listed on Schedule III hereto.
     P. Licenses. The Transaction Entities and the Subsidiaries possess adequate certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them, have maintained such Licenses in full force and effect, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Transaction Entities and the Subsidiaries are in compliance with the terms and conditions of all such Licenses except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     Q. Financial Statements. The financial statements included in or incorporated by reference into the Registration Statement, the Prospectus and the General Disclosure Package, together with the related financial statement schedule and notes, present fairly (1) the financial position of the Company and its consolidated Subsidiaries at the dates indicated; and (2) the results of operations, equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared from the books and records of the Company and its consolidated Subsidiaries in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The related financial statement schedule incorporated by reference into the Registration

Statement, the Prospectus and General Disclosure Package, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information required to be stated therein. The selected financial data included in the Registration Statement, the Prospectus and General Disclosure Package present fairly the information set forth therein and have been compiled on a basis consistent with that of the audited and unaudited financial statements included in the Registration Statement, Prospectus and General Disclosure Package. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included in, or incorporated by reference into, the Registration Statement, the General Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto set forth in or incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All non-GAAP financial measures included in or incorporated by reference into the Registration Statement, the Prospectus and the General Disclosure Package comply with the requirements of Regulation G and Item 10 of Regulation S-K of the Securities Act Regulations to the extent such rules are applicable to such financial statements. Other than the historical financial statements and financial statement schedule relating thereto and the pro forma financial statements included in or incorporated by reference into the Registration Statement, the Prospectus and the General Disclosure Package, no other historical or pro forma financial statements (or schedules) are required by the Act or the Securities Act Regulations to be included therein or in any document required to be filed with the Commission under the Exchange Act or the Exchange Act Regulations.
     R. Independent Registered Public Accounting Firm. The accountants who certified the financial statements and supporting schedules included in or incorporated by reference into the Registration Statement and delivered the initial letter referred to in Section 5.A hereof, are, and during the periods covered by such financial statements were, an independent registered public accounting firm as required by the Act, the Securities Act Regulations, the Exchange Act, the Exchange Act Regulations, and the Public Company Accounting Oversight Board (United States).
     S. REIT Status. Commencing with the taxable year ending December 31, 2004, the Company has been and is organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”).
     T. Tax Returns and Matters. The Transaction Entities and each of the Subsidiaries (including any predecessor entities) have filed all foreign, federal, state and local tax returns that are required to be filed or have requested extensions thereof (except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that (i) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (ii) as described in or contemplated by the Prospectus. Except as disclosed in the Prospectus, there is no pending or, to the knowledge of the Transaction Entities, threatened special assessment, tax reduction proceeding or other action which could increase or decrease the real property taxes or assessments of any Property, which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     U. No Other Offering Documents or Prospectuses. The Transaction Entities and each of the Subsidiaries have not distributed, and prior to the later of the First Closing Date and the completion of the distribution of the Offered Securities, will not distribute, any offering material in connection with the offering or sale of the Offered Securities other than the Registration Statement, the Prospectus, the General Disclosure Package or any other materials, if any, permitted by the Act (which were disclosed to the Representatives and their counsel).
     V. ERISA Matters.
     (1) Each Transaction Entity is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA other than an event for which the notice requirements have been waived by regulations) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Transaction Entity would have any liability; no Transaction Entity has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code including the regulations and published interpretations thereunder; and each “pension plan” for which any Transaction Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service that such plan is so qualified in all material respects and, except to the knowledge of the Transaction Entities, nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where such non-compliance, reportable events, liabilities or failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     (2) The assets of the Transactions Entities and the Subsidiaries do not constitute “plan assets” of an ERISA regulated employee benefit plan.
     (3) The Company is a “real estate operating company” as such term is defined in paragraph (e) of the plan assets regulation in 29 C.F.R. Section 2510.3-101, or will be an “operating company” as defined in the first sentence of paragraph (c) thereof.

     W. Property Matters.
     (1) The Transaction Entities or the Subsidiaries have good and marketable title (either in fee simple or pursuant to a leasehold interest) to all of the properties owned or leased by them (the “Properties”), in each case, free and clear of all Liens except such as (i) are disclosed in the Prospectus; or (ii) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Any real property, improvements, equipment and personal property held under lease by the Company or any Subsidiary are held under valid, existing and enforceable leases which are in full force and effect, and none of the Company, Operating Partnership nor any Subsidiary or, to any Transaction Entity’s knowledge, any other party, is in default under any such lease, with such exceptions as are disclosed in the Prospectus or would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (2) All of the leases and subleases under which the Company, Operating Partnership or any Subsidiary lease any portion of the Properties are in full force and effect; there are no uncured events of default, or events that with the giving of notice or passage of time, or both, would constitute an event of default, by any Transaction Entity nor any tenant under any of the terms and provisions of the leases described above; and none of the Company, Operating Partnership nor any Subsidiary has received any notice of any claim asserted by anyone adverse to the rights of the Company, Operating Partnership or Subsidiary under any of the leases or questioning or affecting the rights of the tenant of the continued possession of the leased or subleased premises under any such lease or sublease, in each case other than those that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or that have been, in the reasonable judgment of the Company, adequately reserved for in the Company’s consolidated financial statements. No tenant which has been specifically identified in the Prospectus under any of the leases at the Properties has a right of first refusal or other right or option to purchase the premises demised under such lease, other than those which are disclosed in the Prospectus or with respect to properties the value of which are not material to the Transaction Entities and the Subsidiaries as a whole;
     (3) Except as disclosed in the Prospectus, none of the Transaction Entities, nor any Subsidiary, knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Properties or any part thereof which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (4) Each of the Properties complies with all applicable zoning laws, ordinances, regulations, and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (5) None of the Transaction Entities, nor any Subsidiary, has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and none of the Transaction Entities nor any Subsidiary or predecessor entity knows of any such condemnation or zoning change that is threatened against any of the Properties and that, if consummated, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (6) Each of the Properties is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or, in each instance, the Company maintains adequate reserves to effect reasonably required repairs, maintenance and capital expenditures; and
     (7) Water, stormwater, sanitary sewer, electricity and telephone service are all available at the property lines of each Property over duly dedicated streets or perpetual easements of record benefiting the applicable Property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     X. No Participating Interests. The mortgages and deeds of trust encumbering the Properties and assets described in the Prospectus are not convertible, and except as otherwise described in the Prospectus, neither the Transaction Entities, any of the Subsidiaries, nor any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Transaction Entities or any of the Subsidiaries.
     Y. Insurance. The Operating Partnership and any Subsidiary that owns, or leases under ground leases, real property has obtained title insurance on the fee interests (or leasehold interests) in each of the Properties and other insurance covering such risks and in amounts that are commercially reasonable for the assets owned by them, and in each case such title insurance and other insurance is in full force and effect. Neither the Transaction Entities nor any of the Subsidiaries has any reason to believe that any of them will not be able to obtain or renew its existing insurance coverage as and when required by the preceding or as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.
     Z. Environmental Matters. Except as otherwise disclosed in the Prospectus or as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect,
     (1) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time handled, stored, treated, transported, manufactured, transferred or otherwise dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than by any such action taken in compliance with all applicable Environmental Laws in all material respects;
     (2) none of the Transaction Entities, any of the Subsidiaries nor, to the best knowledge of the Transaction Entities, any other owners of each Property at any time or any other party has at any time spilled, leaked, discharged, dumped, released, or otherwise disposed of Hazardous Materials on, to or from the Properties, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

     (3) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of handling, storing, treating, transporting, manufacturing, transferring or otherwise dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Laws;
     (4) the Transaction Entities do not intend to use the Properties or any subsequently acquired properties, or to lease the Properties or any subsequently acquired properties to any party that will use such Properties or any subsequently acquired properties, for the purpose of spilling, leaking, releasing, discharging, dumping, or otherwise disposing of Hazardous Materials on or from such Properties;
     (5) none of the Transaction Entities nor any of the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into soil or waters (including, but not limited to, groundwater and surface water) on or adjacent to the Properties or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters, except where such events would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;
     (6) none of the Transaction Entities nor any of the Subsidiaries has received any notice of or is aware of any receipt by any other party of a notice of, or has any knowledge of any occurrence or circumstance that would give rise to a claim under or pursuant to any Environmental Law, pertaining to Hazardous Materials on or originating from any of the Properties or any assets described in the Prospectus (or, the most recent preliminary prospectus) or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Law (as hereinafter defined);
     (7) none of the Transaction Entities nor any of the Subsidiaries has (A) been notified that it is potentially liable under or (B) received any requests for information or other correspondence concerning any site or facility under CERCLA or any similar law;
     (8) none of the Properties are included or, to the best of the Transaction Entities’ knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as hereinafter defined) by the United States Environmental Protection Agency (the “EPA”) or, to the best of the Transaction Entities’ knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Law or issued by any other Governmental Authority (as hereinafter defined);
     (9) the Transaction Entities do not intend to use the Properties or other assets owned by the Transaction Entities or the Subsidiaries other than in compliance with applicable Environmental Laws;

     (10) to the best knowledge of the Transaction Entities, the Properties contain no above-ground and underground storage tanks, oil/water separators, sumps, or septic systems; and
     (11) (a) to the best knowledge of the Transaction Entities, no building or other improvement located on the Properties contains any asbestos or asbestos-containing materials that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; (b) all asbestos or asbestos-containing materials are managed, handled, treated, and removed in compliance with Environmental Law, except where such noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and (c) the Transaction Entities do not intend to manage, handle, treat, or remove asbestos other than in compliance with Environmental Law.
     As used herein, “Hazardous Material” means any chemical, substance, waste, material, pollutant, contaminant, equipment or fixture defined as or deemed hazardous or toxic or otherwise regulated under any Environmental Law, including, without limitation, RCRA hazardous wastes, CERCLA hazardous substances, pesticides and other agricultural chemicals, oil and petroleum products or byproducts and any constituents thereof, urea formaldehyde insulation, lead in paint or drinking water, asbestos, and polychlorinated biphenyls (PCBs).
     As used herein, “Environmental Laws” means all codes, laws (including, without limitation, common law), ordinances, regulations, reporting or licensing requirements, rules, or statutes in effect as of the Effective Date relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata), including, without limitation (i) the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§9601 et seq. (“CERCLA”); (ii) the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§6901 et seq., (“RCRA”); (iii) the Emergency Planning and Community Right to Know Act (42 U.S.C. §§11001 et seq.); (iv) the Clean Air Act (42 U.S.C. §§ 7401 et seq.); (v) the Clean Water Act (33 U.S.C. §§1251 et seq.); (vi) the Toxic Substances Control Act (15 U.S.C. §§2601 et seq.); (vii) the Hazardous Materials Transportation Act (49 U.S.C. §§ 5101 et seq.); (viii) the Safe Drinking Water Act (41 U.S.C. §§300f et seq.); (ix) any state, county, municipal or local statues, laws or ordinances similar or analogous to the federal statutes listed in parts (i) through (viii), inclusive, of this subparagraph, (x) any amendments to the statutes, laws or ordinances listed in parts (i) through (ix), inclusive of this subparagraph, (xi) any rules, regulations, enforceable guidelines or directives, orders or the like adopted pursuant to or implementing the statutes, laws, ordinances and amendments listed in parts (i) through (x), inclusive, of this subparagraph; and (xii) any other law, statute, ordinance, amendment, rule, regulation, guideline, directive, order or the like relating to environmental, health or safety matters.
     As used herein, a “Governmental Authority” means any federal, state, or local governmental authority having or claiming jurisdiction over the properties and assets described in the Prospectus.
     AA. Independence of Environmental Consultants. None of the environmental consultants that prepared the Phase I and II Environmental Audits with respect to any of the

Properties was employed for such purpose on a contingent basis or has any substantial interest (contingent or otherwise) in the Transaction Entities or any of the Subsidiaries (including any predecessor entity), and none of them nor any of their directors, officers or employees is connected with the Transaction Entities or any of the Subsidiaries (or any of their predecessor entities) as a promoter, selling agent, voting trustee, director, officer or employee.
     BB. NYSE Listing Approval. The Offered Securities have been approved for listing on the NYSE subject to official notice of issuance.
     CC. Labor Relations. With respect to employees of the Transaction Entities or any Subsidiary, no labor dispute exists or, to the knowledge of the Transaction Entities, is imminent, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     DD. Intellectual Property Rights. The Transaction Entities and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “Intellectual Property Rights”) necessary to conduct the business now operated or presently intended to be operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
     EE. No Proceedings. There are no pending actions, suits or proceedings against or affecting the Transaction Entities, any of the Subsidiaries or any of the Properties or other assets that, if determined adversely to the Transaction Entities or any of the Subsidiaries, would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement; and no such actions, suits or proceedings are threatened or, to the Transaction Entities’ knowledge, contemplated.
     FF. No Material Adverse Change; No Material Transactions. Except as disclosed in the Prospectus, the Registration Statement or the General Disclosure Package, since the respective dates as of which information is given in the Prospectus, the Registration Statement and the General Disclosure Package, (1) there has been no Material Adverse Effect, nor any development or event involving a prospective Material Adverse Effect; (2) there have been no transactions entered into by the Company nor any of its Subsidiaries which are material with respect to the Company and its Subsidiaries considered as one entity; or (3) except for quarterly dividends on the Common Stock and the Company’s 7.375% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”) and related distributions on OP Units and Series A Units, respectively, that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.
     GG. Investment Company Act Status. No Transaction Entity is and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, no Transaction Entity will be, an “investment company” as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     HH. Adequate Disclosure of Contracts and Documents. There are no contracts or documents which are required to be described in the General Disclosure Package, the Registration Statement or the Prospectus or the documents incorporated by reference therein, or to be filed as exhibits thereto which have not been so described and filed as required.
     II. Related Party Disclosures. No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required to be described in the Prospectus and which is not so described.
     JJ. Books, Records, and Internal Controls. Each Transaction Entity (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.
     KK. Stabilization Activities. None of the Transaction Entities nor any of their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the Exchange Act or cause or result in stabilization or manipulation of the price of any of the Company’s securities to facilitate the sale or resale of the Offered Securities.
     LL. Use of Proceeds. The Company intends to apply the net proceeds from the sale of the Offered Securities being sold by the Company in accordance with the description set forth in the Prospectus under the heading “Use of Proceeds.”
     MM. Subsidiary Tax Classification. Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.
     NN. Adequate Disclosure of Acquisitions and Dispositions. There are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of interests in assets or real property that are required to be described in the Prospectus that are not already so described.
     OO. Internal Controls. The Company, the Operating Partnership and the Subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company, the Operating Partnership and the Subsidiaries have established and maintain internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act); such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including providing reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. The Company’s independent registered public accounting firm and the audit committee of the Board of Directors have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been (I) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (II) no significant changes in internal controls or in other factors that could significantly and negatively affect internal controls.
     PP. Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company, the Operating Partnership and the Subsidiaries or any of such entities’ directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
     QQ. Pending Proceedings and Examinations. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Offered Securities.
     RR. OFAC. Neither the Company nor any of the Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Offered Securities contemplated hereby, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     SS. Foreign Corrupt Practices Act. Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), except for such violations which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its Subsidiaries and, to the knowledge of the Company, its other affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     TT. Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
2. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $16.80 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters on Schedule I hereto.
     The Company will deliver the Firm Securities to Wells Fargo Securities for the accounts of the Underwriters, including, at the option of the Representatives, through the facilities of The Depository Trust, against payment of the purchase price in federal (same day) funds by wire transfer to an account at a bank specified in writing to Wells Fargo Securities by the Company by 10:00 a.m., New York time, on September 28, 2010, or at such other time not later than seven full business days thereafter as the Representatives and the Company determine, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. The Firm Securities will be delivered in such denominations and registered in such names as the Representatives request, and certificates for the Firm Securities, if any, will be in definitive form and will be made available for checking and packaging at the office of DLA Piper LLP (US), 4141 Parklake Avenue, Suite 300, Raleigh, NC 27612 at least 48 hours prior to the First Closing Date.
     In addition, upon written notice from the Representatives given to the Company from time to time not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name on Schedule I hereto bears to the total number of shares of Firm Securities (subject to adjustment by the Representatives to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representatives to the Company.
     Each time for the delivery of and payment for the Optional Securities, being herein referred to as an “Optional Closing Date,” which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Representatives but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representatives drawn to the order of BioMed Realty Trust, Inc., at the office of Latham & Watkins LLP. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as the Representatives request upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of DLA Piper LLP (US) at a reasonable time in advance of such Optional Closing Date.
3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the Prospectus.
4. Certain Agreements of the Company. The Company agrees with the several Underwriters that:
     A. Additional Filings with the Commission. The Company will file the Prospectus with the Commission in the manner and within the time frame required by Rule 424(b) under the Act (without reliance on Rule 424(b)(8)) and will advise the Representatives promptly of any such filing pursuant to Rule 424(b). The Company will furnish promptly to the Underwriters copies of the Prospectus and any amendments or supplements thereto in such quantities and at such locations as the Underwriters may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version created to be transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.
     B. Required Notices to and Consent of Representatives Relating to Amendments or Supplements. The Company will advise the Representatives promptly of (i) any proposal to amend or supplement the Registration Statement, the Prospectus or any preliminary prospectus and will not effect such amendment or supplement without the Representatives’ consent; (ii) the effectiveness of any amendment or supplement to a

Registration Statement or the Prospectus, (iii) the receipt of comments from the Commission, (iv) any request by the Commission for any amendment to the Registration Statement or the filing of a new registration statement or any amendment or supplement to the Prospectus or any document incorporated by reference or otherwise deemed to be a part thereof or for additional information; (v) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(e) of the Act concerning the Registration Statement, or (vi) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Securities. The Company will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued. The Company shall pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).
     C. Subsequent Events Requiring Amendment or Supplement. If, at any time when a Prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented, in the judgment of the Company or the reasonable opinion of the Representatives or counsel for the Underwriters, would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representatives of such event and will promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly file with the Commission and furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the Act and the Securities Act Regulations. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Offered Securities) or the Statutory Prospectus or any preliminary prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. Neither the Representatives’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the Exchange Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives and counsel for the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.
     D. Twelve-Month Earnings Statement. As soon as practicable, but not later than the Availability Date (as hereinafter defined), the Company will make generally available to its securityholders an earnings statement covering a period of at least twelve months beginning after the effective date (as determined pursuant to Rule 158(c) under the Securities Act Regulations) of the Registration Statement which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, “Availability Date” means the 40th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such effective date, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 75th day after the end of such fourth fiscal quarter.
     E. Copies of Documents. The Company will furnish to the Representatives copies of the Original Registration Statement (one of which will be signed and will include all exhibits and documents incorporated or deemed to be incorporated by reference therein or otherwise deemed to be a part thereof), each related preliminary prospectus, and, so long as a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Representatives request. All such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents. The aforementioned documents furnished to the Underwriters or to any dealer shall be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the Act.
     F. Annual Reports. During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, to the extent not available without charge through the Company’s website, a copy of its annual report to stockholders for such year and, shall furnish to the Representatives, to the extent not available through EDGAR or any system succeeding or replacing EDGAR, as soon as available, a copy of each report of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and from time to time, such other information concerning the Company as the Representatives may reasonably request.
     G. Blue Sky Qualification. The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.
     H. Limits on Future Registration Statements; Offers of Securities. For a period of 30 days after the date of the offering of the Offered Securities, the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the

Commission a registration statement (except a registration statement (i) on Form S-8 relating to the Equity Incentive Plan, (ii) on Form S-4 relating to an acquisition of another entity, (iii) filed pursuant to the Notes Registration Rights Agreements or (iv) on Form 10 filed by the Operating Partnership with respect to the OP Units) under the Act relating to, any additional shares of its Common Stock or securities convertible into or exchangeable or exercisable for any shares of its Common Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representatives, other than (1) grants of equity awards to employees, consultants or directors pursuant to the terms of the Equity Incentive Plan, (2) issuances of Common Stock pursuant to the exercise of any employee stock options outstanding on the date hereof, (3) issuances of Common Stock pursuant to the Company’s dividend reinvestment and stock purchase plan, (4) issuances of OP Units in connection with other acquisitions of real property or real property companies, or (5) issuances of Common Stock upon the conversion of currently outstanding OP Units or upon the exchange of Exchangeable Notes.
     I. REIT Qualification. The Company will use its best efforts to maintain its qualification as a REIT under the Code.
     J. NYSE Listing. The Company will use its best efforts to effect the listing of the Offered Securities on the NYSE.
     K. Compliance with Laws. During the period when the Prospectus is required to be delivered under the Act or the Exchange Act, the Company will (1) comply with all provisions of the Act and the Securities Act Regulations and the Exchange Act and Exchange Act Regulations and (2) file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.
     L. Investment Company. The Company will take such steps as shall be necessary to ensure that neither the Company nor the Operating Partnership shall become an “investment company” within the meaning of such term under the Investment Company Act and the rules and regulations of the Commission thereunder.
     M. No Stabilization Activities. Except for the authorization of actions permitted to be taken by the Underwriters as contemplated herein or in the Prospectus, neither the Company nor the Operating Partnership will (1) take, directly or indirectly, any action designated to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; (2) sell, bid for or purchase the Offered Securities or pay any person any compensation for soliciting purchases of the Offered Securities; or (3) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.
     N. No Free Writing Prospectus. Except as contemplated in Section 4.C. above, the Company represents and agrees that, unless it obtains the prior consent of the Representatives, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Offered Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping.
5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Transaction Entities herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:
     A. Accountant’s Letter. The Representatives shall have received a letter at the time of execution of this Agreement, of KPMG LLP (“KPMG”) in the form approved by the Representatives before the execution of this Agreement, with respect to the financial statements and certain financial information set forth in or incorporated by reference in the Registration Statement and Prospectus, which shall include the following statements:
     (1) they are an independent registered public accounting firm within the meaning of the Act and the Securities Act Regulations;
     (2) in their opinion the financial statements examined by them and included in or incorporated by reference into the Registration Statements comply as to form in all material respects with the applicable requirements of the Act and the Securities Act Regulations;
     (3) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters, and other specified procedures, nothing came to their attention that caused them to believe that:
     (a) at the date of the latest available balance sheet read by such accountants, and at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in net assets or stockholders’ equity, as compared with amounts shown on the latest balance sheets included in or incorporated by reference into the Prospectus; or
     (b) for the period from the closing date of the latest income statement included in or incorporated by reference into the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year for the operations of the Company and with the period of corresponding length ended the date of the latest income statement included in or incorporated by reference into the Prospectus, in total revenues or net income.
     except in all cases set forth in one of the above clauses for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter;
     (4) they have read the unaudited pro forma financial statements, if any, included in or incorporated by reference into the Registration Statements and inquired of certain officials of the Company who have responsibility for financial and accounting matters and proved the arithmetic accuracy of the application of the pro forma adjustments, and on the basis of the procedures, nothing came to their attention that caused them to believe that the pro forma financial statements included in or incorporated by reference into the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Securities Act Regulations or that the pro forma adjustments have not been properly applied; and
     (5) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company subject to the internal controls of the Company’s accounting system, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.
For purposes of this subsection, “Registration Statements” shall mean the Registration Statement, including the prospectus included in the Registration Statements and any preliminary prospectus.
     B. Registration Statement Effectiveness. The Registration Statement has become effective and at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, shall be contemplated by the Commission. The Prospectus containing the Rule 430B Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B) in accordance with Section 4 of this Agreement. The Company shall have paid the required Commission filing fees relating to the Offered Securities within the time period required by Rule 456(1)(i) of the Securities Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

     C. Subsequent Events. Subsequent to the execution and delivery of this Agreement, and since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there shall not have occurred:
     (1) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties, earnings, results of operations or prospects of the Company and its Subsidiaries taken as one enterprise, whether or not in the ordinary course, which, individually or in the aggregate, in the sole judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities;
     (2) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the sole judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market;
     (3) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange;
     (4) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market;
     (5) any banking moratorium declared by U.S. federal or New York state authorities;
     (6) any major disruption of settlements of securities or clearance services in the United States; or
     (7) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity, crisis or emergency if, in the reasonable judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity, crisis or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.
     D. Issuer’s Counsel’s Opinion. The Representatives shall have received an opinion, dated on such Closing Date, of Latham & Watkins LLP, special counsel for the Company, to the effect that:
     (1) Based solely on certificates from public officials, such counsel confirms that the Company is qualified to do business in California;
     (2) Based solely on certificates from public officials, such counsel confirms that the Operating Partnership is qualified to do business in the following states: California, Colorado, Delaware, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Washington;

     (3) Each of the Subsidiaries of the Company or the Operating Partnership listed on a schedule to such counsel’s opinion (the “Material Subsidiaries”) is either (a) a limited liability company duly organized under the Delaware Limited Liability Company Act (the “DLLCA”) with limited liability company power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus, or (b) a limited partnership duly organized under the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”) with limited partnership power and authority to own its properties and to conduct its business as described in the Registration Statement and the Prospectus. Based solely on certificates from public officials, such counsel confirms that each Material Subsidiary is validly existing and in good standing under the laws of the state of its formation, and is qualified to do business in all states set forth on a schedule to such counsel’s opinion. With the consent of the Representatives, based solely on a certificate of an officer of the Company and the Operating Partnership as to factual matters and a review of the limited liability company agreement or agreement of limited partnership, as the case may be, of each Material Subsidiary, all of the partnership interests or limited liability company interests of the Material Subsidiaries are owned of record by the Company, the Operating Partnership, or a wholly owned subsidiary of the Company or the Operating Partnership.
     (4) With the consent of the Representatives, based solely on a certificate of an officer of the Transaction Entities as to factual matters, each of the Company and the Operating Partnership is not, and immediately after giving effect to the sale of the Offered Securities in accordance with the Underwriting Agreement and the application of the proceeds as described in the Prospectus under the caption “Use Of Proceeds” will not be required to be registered as, an “investment company” within the meaning of the Investment Company Act;
     (5) The execution and delivery of the Underwriting Agreement by the Transaction Entities, and the issuance and sale of the Offered Securities by the Company to the Underwriters pursuant to the Underwriting Agreement do not on the date hereof:
     (a) conflict with, result in the breach of or a default under any of the agreements filed or incorporated by reference as exhibits to the Registration Statement;
     (b) violate any federal or California statute, rule or regulation applicable to any such Transaction Entities;
     (c) violate the certificate of formation, certificate of limited partnership, limited liability company agreement or agreement of limited partnership, as the case may be, of any Material Subsidiary; or
     (d) require any consents, approvals, or authorizations to be obtained by any such Transaction Entities or any Material Subsidiary, or any registrations, declarations or filings to be made by such Transaction Entities, in each case, with any governmental authority under any federal or California statute, rule, or regulation applicable to the Transaction Entities that have not been obtained or made;
     (6) The Registration Statement has become effective under the Act. With the consent of the Representatives, based solely on telephonic confirmation by a member of the Staff of the Commission on the date of such opinion, such counsel confirms that no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings therefor have been initiated by the Commission. The preliminary prospectus has been filed in accordance with Rule 424(b) under the Act, the Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act (without reference to Rule 424(b)(8)), and the Issuer Free Writing Prospectus has been filed in accordance with Rule 433(d) under the Act;
     (7) To the best knowledge of such counsel, there are no contracts or documents of a character required to be described in the Registration Statement or Prospectus or the Incorporated Documents or to be filed as exhibits to the Registration Statement that are not described or filed or incorporated by reference as exhibits thereto; it being understood, however, that such counsel expresses no view with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, the Registration Statement, the Prospectus or the Incorporated Documents;
     (8) To the best knowledge of such counsel, based solely on oral or written statements and representations of officers and other representatives of the Transaction Entities, including the representations and warranties of the Transaction Entities in this agreement, and docket searches in the jurisdictions listed on a schedule to such counsel’s opinion, there are no actions, suits, proceedings or investigations pending against the Transaction Entities before any court, governmental agency or arbitrator which are required to be disclosed in the Prospectus pursuant to Item 103 of Regulation S-K under the Act, other than those disclosed or incorporated by reference therein. Such counsel’s opinion may note that docket searches may be unreliable and may not accurately reflect proceedings before the respective courts and that such counsel has not undertaken any independent investigation to determine the accuracy of the docket searches;
     (9) The Registration Statement, including without limitation the 430B Information, as of its latest effective date and as of the date of the Prospectus, and the Prospectus, as of its date, each appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the Securities Act Regulations; it being understood, however, that such counsel need express no view with respect to Regulation S-T or the financial statements, schedules or other financial data, included in, incorporated by reference in, or omitted from, the Registration Statement or Prospectus. For purposes of this paragraph, such counsel may assume that the statements made in the Registration Statement and Prospectus are correct and complete;
     (10) Each of the Incorporated Documents, as of its respective filing date, appeared on its face to be appropriately responsive in all material respects to the applicable form requirements for reports on Form 8-A, Form 10-K, Form 10-Q and Form 8-K and proxy statements under Regulation 14A, as the case may be, under the Exchange Act and the Exchange Act Regulations; it being understood, however, that such counsel expresses no opinion with respect to Regulation S-T or the financial statements, schedules or other financial data included in, incorporated by reference in, or omitted from, the Incorporated Documents. For purposes of this paragraph, such counsel may assume that the statements made in the Incorporated Documents are correct and complete; and
     (11) To the best knowledge of such counsel, no Transaction Entity is a party to any agreement that would require the inclusion in the Registration Statement of any securities of the Company owned by any person or entity other than the Company.
     In rendering such opinions, such counsel may limit its opinions to the federal laws of the United States of America and the laws of the state of California, and matters specifically governed thereby. In rendering such opinions, such counsel may also rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
     In addition, such counsel shall state in a separate letter that:
     The primary purpose of its professional engagement was not to establish or confirm factual matters or financial or quantitative information. Therefore, such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in, or incorporated by reference in, the Registration Statement, the Prospectus and the General Disclosure Package (except to the extent expressly set forth in the numbered paragraph 7 of such counsel’s opinion letter to the Representatives of even date), and has not made an independent check or verification thereof (except as aforesaid). However, in the course of acting as special counsel to the Company in connection with the preparation by the Company of the Registration Statement, the Prospectus and the General Disclosure Package, such counsel reviewed the Registration Statement, the Prospectus, the General Disclosure Package and the Incorporated Documents, and participated in conferences and telephone conversations with officers and other representatives of the Company, the independent registered public accounting firm for the Company, the representatives of the Underwriters, and counsel to the Underwriters, during which conferences and conversations the contents of the Registration Statement, the Prospectus, the General Disclosure Package (and portions of certain of the Incorporated Documents and related matters were discussed. Such counsel also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants, and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.
     Based on such counsel’s participation, review and reliance as described above, such counsel advises the Representatives that no facts came to such counsel’s attention that caused such counsel to believe that:

•	the Registration Statement, at the date of the Prospectus, including the 430B Information (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

•	the General Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of circumstances under which they were made, not misleading; or

•	the Prospectus, as of its issue date or as of the date of such counsel’s opinion (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;
it being understood that such counsel expresses no belief with respect to the financial statements, schedules, or other financial data included or incorporated by reference in, or omitted from, the Registration Statement, the Prospectus, the General Disclosure Package or the Incorporated Documents.
     E. Tax Opinion. The Representatives shall have received an opinion, dated such Closing Date, of Latham & Watkins LLP, special tax counsel for the Company, to the effect that:
               (1) Commencing with its taxable year ending December 31, 2004, the Company has been organized and has operated in conformity with the requirements for qualification as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and
               (2) The statements in the Prospectus set forth under the caption “Material United States Federal Income Tax Considerations” as supplemented by the statements set forth in the Company’s current reports on Form 8-K filed with the Commission on February 12, 2010 and April 13, 2010, insofar as they purport to summarize certain provisions of the statutes or regulations referred to therein, are accurate summaries in all material respects.
     In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. In addition, in rendering such opinion, counsel may rely on and assume the accuracy of an opinion of Venable LLP (“Venable”), Maryland counsel of the Company, dated as of the Closing Date, with respect to certain matters of Maryland law.
     F. Venable Opinion. The Representatives shall have received an opinion, dated such Closing Date, of Venable, Maryland counsel of the Company, to the effect that:

     (1) The Company is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”). The Company has the corporate power to own its properties and to conduct its business in all material respects as described in the Prospectus under the caption “BioMed Realty Trust, Inc.,” and to enter into and perform its obligations under this Agreement.
     (2) The Operating Partnership is a limited partnership duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership has the limited partnership power to own its properties and to conduct its business in all material respects as described in the Prospectus under the caption “BioMed Realty Trust, Inc.,” and to enter into and perform its obligations under this Agreement.
     (3) BioMed Realty Holdings, Inc. (“BioMed Holdings”) is a corporation duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT. The issuance of all of the currently issued and outstanding shares of common stock of BioMed Holdings (the “Holdings Outstanding Shares”) have been duly authorized and the Holdings Outstanding Shares are validly issued, fully paid and non-assessable. With your consent, based solely upon a certificate of an officer of the Company as to factual matters dated the Closing Date and a review of the BioMed Holdings’ charter and BioMed Holdings’ bylaws, all of the Holdings Outstanding Shares are owned of record by the Company.
     (4) The Company has an authorized capitalization as set forth in the Prospectus under the caption “Capitalization,” and, as of September 23, 2010, the Company had                      shares of Common Stock and                      shares of Series A Preferred Stock issued and outstanding (the “Company Outstanding Shares”). The issuance of the Company Outstanding Shares has been duly authorized and the Company Outstanding Shares are validly issued, fully paid and non-assessable. The terms of the Company Outstanding Shares conform, in all material respects, to the statements and descriptions related thereto contained in the Prospectus under the captions “Description of Common Stock” and “Description of Preferred Stock.” The issuance of the Company Outstanding Shares by the Company was not subject to preemptive or other similar rights arising under the Maryland General Corporation Law (the “MGCL”), the Company’s charter (the “Charter”) or bylaws (the “Bylaws”). Based solely on a certificate of an officer of the Transaction Entities and upon any facts otherwise known to such counsel, except for the following: (a) shares of Common Stock reserved for issuance upon exchange or redemption of the OP Units (which term when used in this opinion shall include the Series A Units), in connection with the Equity Incentive Plan or pursuant to the exchange of the Exchangeable Notes, no shares of Common Stock or the Series A Preferred Stock are reserved for any purpose; (b) the OP Units and the Exchangeable Notes, there are no outstanding securities convertible into or exchangeable for any shares of Common Stock or Series A Preferred Stock; and (c) the Exchangeable Notes, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for shares of Common Stock, Series A Preferred Stock or any other securities of the Company.

     (5) The Company has the corporate power to authorize, issue, and sell the Offered Securities as contemplated by this Agreement. The issuance of the Offered Securities has been duly authorized and, when issued and delivered by the Company pursuant to the Resolutions and this Agreement against payment of the consideration set forth herein, the Offered Securities will be validly issued, fully paid and non-assessable and will conform, in all material respects, to the description thereof contained in the Prospectus under the caption “Description of Common Stock.” The issuance of the Offered Securities by the Company is not subject to preemptive or other similar rights arising under the MGCL, the Charter or the Bylaws.
     (6) As of September 23, 2010, there were ________ OP Units issued and outstanding (the “Outstanding OP Units”). The issuance of the Outstanding OP Units has been duly authorized and the Outstanding OP Units are validly issued and fully paid. The issuance of the OP Units by the Operating Partnership is not subject to preemptive or other similar rights arising under the Maryland Revised Uniform Limited Partnership Act or the Operating Partnership Agreement. Except as disclosed in the Prospectus and based solely on the Officer’s Certificate and upon any facts otherwise known to us, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, OP Units or any other ownership interests of the Operating Partnership. The terms of the OP Units conform, in all material respects, to the description thereof contained in the Prospectus under the caption “Description of the Partnership Agreement of BioMed Realty, L.P.”
     (7) The execution, delivery and performance of this Agreement, and the transactions contemplated thereby and the sale and issuance of the Offered Securities do not conflict with or result in a breach or violation of, or constitute a default under, (a) any Maryland law, or any decree, rule or regulation of any Maryland governmental authority applicable to the Transaction Entities or (b) the Charter, the Bylaws or the Operating Partnership Agreement.
     (8) The execution and delivery of this Agreement have been duly authorized by all necessary corporate or limited partnership action, as applicable, of each Transaction Entity that is a party hereto. This Agreement has been executed and, so far as is known to such counsel, delivered by each Transaction Entity that is a party hereto. The Operating Partnership Agreement constitutes the legal, valid, and binding obligation of each Transaction Entity that is a party thereto, enforceable against each Transaction Entity that is a party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (9) The information included in the Company’s most recent Annual Report on Form 10-K under the caption “Risk Factors—Risks Related to Our Organizational Structure,” and the information in the Prospectus under the captions “Description of Preferred Stock,” “Description of Common Stock,” “Description of Units,” “Restrictions

on Ownership and Transfer,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and “Description of the Partnership Agreement of BioMed Realty, L.P.,” as of the date of the Prospectus Supplement filed in connection with the sale of the Offered Securities, insofar as such information relates to provisions of Maryland law or the Company’s or the Operating Partnership’s organizational documents is accurate in all material respects.
     (10) The execution, delivery and performance of this Agreement and the transactions contemplated hereby and the sale and issuance of the Offered Securities do not require any consents, approvals, authorizations, or orders to be obtained by any such Transaction Entities, or any registrations, declarations, or filings to be made by such Transaction Entities, in each case, under any Maryland statute, rule, or regulation applicable to the Transaction Entities that have not been obtained or made.
     In rendering such opinions, such counsel may limit its opinions to the laws of the state of Maryland, and matters specifically governed thereby. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials.
     G. Underwriters’ Counsel’s Opinion. On any Closing Date other than the First Closing Date, the Representatives shall have received from DLA Piper LLP (US), counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, DLA Piper LLP (US) may rely as to the organization or incorporation of the Transaction Entities and all other matters governed by Maryland law upon the opinion of Venable, referred to above.
     H. Officers’ Certificates. Each Transaction Entity shall have furnished the Representatives a certificate, dated such Closing Date, of its, or its general partner’s or managing member’s chief executive officer(s) and chief financial officer in which such officers shall state that, to the best of their knowledge after reasonable investigation:
     (1) the representations and warranties of the Transaction Entities set forth in this Agreement are true and correct;
     (2) the Transaction Entities have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date;
     (3) no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and
     (4) since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, there has been no Material Adverse Effect, whether or not arising in the ordinary course.

     I. Accountant’s Letter. The Representatives shall have received a letter, dated as of the date of this Agreement and each such Closing Date, of KPMG LLP which meets the requirements of Section 5.A, except that the specified date referred to in such subsection will be a date not more than three days prior to the date of this Agreement or such Closing Date, as applicable, for the purposes of this subsection.
     J. Lock-Up Agreements. On or prior to the date of this Agreement, the Representatives shall have received executed Lock-Up Agreements from each of the persons listed on Schedule III hereto.
     K. FINRA. The FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements with respect to the offering and sale of the Offered Securities.
     L. NYSE Listing. At the Closing Date, the Offered Securities shall have been approved for listing and admitted and authorized for trading on the NYSE, subject only to official notice of issuance.
     M. Satisfaction of Other Conditions. On the Closing Date, counsel for the Underwriters shall have been furnished with such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Offered Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Offered Securities as herein contemplated shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters.
     N. Satisfaction of Underwriters’ Counsel. All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.
     O. Copies of Documents; Waiver of Compliance. The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.
6. Indemnification and Contribution.
     A. The Transaction Entities, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, employees and agents, each person, if any, who controls such Underwriter within the meaning of the Act or the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act against any losses, claims, damages, liabilities or expenses, joint or several, to which any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation or at common law, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, any related preliminary prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred; provided, however, that the Transaction Entities will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6.B below.
     B. Each Underwriter severally and not jointly will indemnify and hold harmless each Transaction Entity, each of its directors and officers who signs the Registration Statement or who consents to being named as a director upon the First Closing Date and each person, if any who controls the Company within the meaning of the Act or the Exchange Act, against any losses, claims, damages, liabilities or expenses to which any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation or at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, the Prospectus, any related preliminary prospectus, or any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by each indemnified party in connection with investigating or defending any such loss, claim, damage, liability, action or expense as such expenses are incurred, it being understood and agreed that the only such information furnished on behalf of each Underwriter consists of the following information: the list of Underwriters and their respective participation in the sale of the Offered Securities, the concession and reallowance sentences and the paragraphs related to stabilization, syndicate covering transactions and penalty bids appearing under the caption “Underwriting” in the Prospectus.
     C. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under Section 6.A or 6.B above, notify, in writing, the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party otherwise than under Section 6.A or 6.B above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 6.A hereof in respect to such action or proceeding, then, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the indemnified parties. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action, (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party, and (iii) does not include any undertaking or obligation to act or to refrain from acting by the indemnified party.
     D. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under Section 6.A or 6.B above for any reason, then each indemnifying party (with respect to the Transaction Entities, jointly and severally) shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in Section 6.A or 6.B above (i) in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and one or more of the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Transaction Entities on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Transaction Entities on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Transaction Entities bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Transaction Entities or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the first sentence of this Section 6.D shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6.D. Notwithstanding the provisions of this Section 6.D, no Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Offered

Securities) shall be required to contribute any amount in excess of the underwriting discount or commission applicable to the Offered Securities purchased by such Underwriter hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Section 6.D to contribute are several in proportion to their respective underwriting obligations and not joint. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or another method of allocation that does not take account of the equitable considerations referred to above.
     E. The obligations of the Transaction Entities under this Section shall be in addition to any liability that the Transaction Entities may otherwise have and shall extend, upon the same terms and conditions, to each partner, member, director, officer, employee or agent of any Underwriter and any person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Transaction Entities, to each officer of the Transaction Entities who has signed a Registration Statement and to each person, if any, who controls the Transaction Entities within the meaning of the Act.
7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Representatives may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representatives and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 6 above (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities or any Optional Securities purchased prior to such termination). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.
8. Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, the Company agrees to pay or cause to be paid the following: (1) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Offered Securities under the Act and all other filing fees, other fees and expenses in connection with the preparation, printing and filing of the Registration Statement and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof and of any preliminary prospectus and any Permitted Free Writing Prospectus to the Underwriters and dealers; (2) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, each preliminary prospectus, any Blue Sky memoranda, this Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Offered Securities; (3) all expenses in connection with the qualification of the Offered Securities for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (4) the filing fees incident to securing any required review by the FINRA of the fairness of the terms of the sale of the Offered Securities; (5) the fees and expenses associated with listing the Offered Securities on the NYSE; (6) the cost of preparing stock certificates; (7) the costs and charges of any transfer agent or registrar; (8) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Offered Securities to the respective Underwriters; (9) all other fees, costs and expenses referred to in Item 31 of the Registration Statement; and (10) the transportation, lodging, graphics and other expenses incidental to the Company’s preparation for and participation in any “roadshow” for the offering contemplated hereby. Except as provided in this Section 8 and in Section 7 hereof, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel.
9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Transaction Entities or their respective officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Transaction Entities or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and Section 8 and the respective obligations of the Transaction Entities and the Underwriters pursuant to Section 6 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 1 and all obligations under Section 4 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in Sections 5.C(2), 5.C(3), 5.C(5), 5.C(6), or 5.C(7), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.
10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Wells Fargo Securities, LLC, 375 Park Ave, New York, New York 10152, Attention: Equity Syndicate Dept, Facsimile: (212) 214-5918; Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida 33716, Attention: General Counsel; Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036; and UBS Securities LLC, 299 Park

Avenue, New York, New York 10171, Attention: Syndicate Department, with a copy to DLA Piper LLP (US), 4141 Parklake Avenue, Suite 300, Raleigh, North Carolina 27612, Attention: Christine C. Lehr, Esq. or, if sent to the Transaction Entities, will be mailed, delivered or telegraphed and confirmed to the Company, Attention: General Counsel with a copy to Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, Attention: Craig M. Garner, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 6 will be mailed, delivered or telegraphed and confirmed to such Underwriter.
11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.
12. No Fiduciary Relationship. Each of the Transaction Entities acknowledges that (i) it is contracting with the Underwriters on an arm’s length basis to provide the services described herein, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, the Underwriters are and have been acting solely as a principal and are not acting in a fiduciary capacity with respect to the Company, the Operating Partnership, or their stockholders, partners, creditors or employees, (iii) the Underwriters have not and are not assuming or creating any advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and the Underwriters have not and are not assuming any duties or obligations in connection with the offering of the Offered Securities, other than those expressly set forth in this Agreement, and (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and each of the Company and the Operating Partnership has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.
13. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives will be binding upon all the Underwriters.
14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
15. Applicable Law and Venue. This agreement shall be governed by, and construed in accordance with, the laws of the state of New York, without regard to principles of conflict of laws.
     The Company hereby submits to the non-exclusive jurisdiction of the federal and state courts in New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representatives’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours, BIOMED REALTY TRUST, INC.
By:	/s/ Kent Griffin
	Name:	Kent Griffin
	Title:	President and Chief Operating Officer

BIOMED REALTY, L.P.
By:	BioMed Realty Trust, Inc., its general partner

By:	/s/ Kent Griffin
	Name:	Kent Griffin
	Title:	President and Chief Operating Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

WELLS FARGO SECURITIES, LLC
By:	/s/ David Herman
	Name:	David Herman
	Title:	Director

RAYMOND JAMES & ASSOCIATES, INC.
By:	/s/ Kent Nelson
	Name:	Kent Nelson
	Title:	Managing Director

MORGAN STANLEY & CO. INCORPORATED
By:	/s/ Tolliver Williams
	Name:	Tolliver Williams
	Title:	Vice President

UBS SECURITIES LLC
By:	/s/ Roland du Luart
	Name:	Roland du Luart
	Title:	Director

By:	/s/ Andrzej P. Cetnarski
	Name:	Andrzej P. Cetnarski
	Title:	Associate Director

Acting on behalf of itself and as the Representatives of the several Underwriters.